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                                  EXHIBIT 23.3

                                                               [LOGO: AIRCLAIMS]

Morgan Stanley Aircraft Finance
C/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890
USA

                                                         Date: February 23, 2001

                                    CONSENT

Dear Sirs,

        We refer to our report addressed to Morgan Stanley Aircraft Finance dated 30 September 2000 containing our appraisal of a portfolio of 61 aircraft and one engine (the "Appraisal") and to the filing of a Report on Form 10-K with the Securities and Exchange Commission. We hereby consent to the references to our firm in the Form 10-K and to the inclusion in the Form 10-K of the Appraisal Values.

Yours faithfully,

Airclaims Limited


/s/ Edward Pieniazek


By: Edward Pieniazek
Title: Director Consultancy and Information Services
Date: 23 February 2001
[LOGOS]

                                        Airclaims Limited
                      Cardinal Point, Newall Road, Heathrow Airport, London TW6
                                                 2AS
                         Telephone (44) 020 8897 1066 Facsimile (44) 020 8897
                                    0300 http;//www.airclaims.co.uk
                        Registered Head Office as above. Registered in England
                                No. 710284. VAT Reg. No. GB 224 1906 87